ROIC vs. Folding Carton Peers 2000 2001 2002 RKT 2.1 7.4 6.2 Peer 1 9.5 7.1 5.6 Peer 2 6.5 5.8 -17.3 Peer 3 5.7 3.4 3.5 Peer 4 0.4 4.5 5.8 ROIC= (Net Income + Interest Before Tax)/(Current Maturities of Debt+Long-term Debt+Total Shareholders' Equity). Includes plant closing costs of $65.6 million, $16.9 million and $18.2 million in fiscal 2000, 2001 and 2002, respectively. As of 9/30/02. When the Company calculated ROIC using interest before tax, the ROIC was 0.7%, 5.9% and 5.0% in fiscal 2000, 2001 and 2002, respectively. If the Company had calculated its ROIC using the pre-tax interest amount from the corresponding income statement, the ROIC would have been 2.1%, 7.4% and 6.2% in fiscal 2000, 2001 and 2002, respectively. Exhibit 99.5